Exhibit 99.1
STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share Data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues	$26,941	$47,837	$58,318	$86,095
Cost of goods sold	25,773	38,040	51,582	71,925

Gross profit	1,168	9,797	6,736	14,170
Selling, general and administrative expenses	3,344	3,787	7,227	6,205
Impairment of long-lived assets	—	6,649	—	6,649
Interest and debt related expenses	3,968	4,719	7,971	8,931
Interest income	(212)	(1,107)	(596)	(2,432)
Other income	(1,544)	—	(2,689)	—

Loss from continuing operations before income tax	(4,388)	(4,251)	(5,177)	(5,183)
Benefit for income taxes	(1,022)	—	(1,217)	—

Loss from continuing operations	$(3,366)	$(4,251)	$(3,960)	$(5,183)
Income (loss) from discontinued operations, net of tax of $1,043, zero, $1,912 and zero, respectively	1,928	(1,603)	3,550	(7,857)

Net loss	$(1,438)	$(5,854)	$(410)	$(13,040)
Preferred stock dividends	3,894	4,422	8,041	8,693

Net loss attributable to common stockholders	$(5,332)	$(10,276)	$(8,451)	$(21,733)

Income (loss) per share of common stock attributable to common stockholders, basic and diluted:
Loss from continuing operations	$(2.57)	$(3.06)	$(4.25)	$(4.91)
Income (loss) from discontinued operations, net of tax	0.68	(0.57)	1.26	(2.77)

Basic and diluted loss per share	$(1.89)	$(3.63)	$(2.99)	$(7.68)

Weighted average shares outstanding:
Basic and diluted	2,828,460	2,828,460	2,828,460	2,828,460
The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands, Except Share Data)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$150,786	$156,126
Accounts receivable, net of allowance of $18 and $18, respectively	15,060	23,163
Inventories, net	5,692	5,221
Prepaid expenses and other current assets	1,257	2,704
Assets of discontinued operations	100	166

Total current assets	172,895	187,380

Property, plant and equipment, net	71,073	67,811
Other assets, net	7,232	7,838

Total assets	$251,200	$263,029

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY IN ASSETS

Current liabilities:
Accounts payable	$8,469	$8,915
Accrued liabilities	13,146	20,008
Liabilities of discontinued operations	14,310	12,444

Total current liabilities	35,925	41,367

Long-term debt	150,000	150,000
Deferred credits and other liabilities	59,130	59,103
Long-term liabilities of discontinued operations	29,201	35,394
Commitments and contingencies
Redeemable preferred stock	125,648	117,607
Stockholders’ equity:
Common stock, $.01 par value (shares authorized 100,000,000; shares issued and outstanding 2,828,460)	28	28
Additional paid-in capital	115,888	123,740
Accumulated deficit	(240,233)	(239,823)
Accumulated other comprehensive loss	(24,387)	(24,387)

Total stockholders’ deficiency in assets	(148,704)	(140,442)

Total liabilities and stockholders’ deficiency in assets	$251,200	$263,029

The accompanying notes are an integral part of the condensed consolidated financial statements.

STERLING CHEMICALS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Net loss	$(410)	$(13,040)
Adjustments to reconcile net loss to net cash provided by operating activities:
Stock compensation expense	189	46
Bad debt expense	—	10
Depreciation and amortization	4,547	5,082
Interest amortization	553	810
Unearned income amortization	(7,274)	(5,744)
Impairment of long-lived assets	—	6,649
Gain on disposal of property, plant and equipment	(305)	—
Other	—	2
Change in assets/liabilities:
Accounts and other receivables	8,169	60,295
Inventories	(471)	15,010
Prepaid expenses and other current assets	1,447	2,620
Other assets	(422)	(126)
Accounts payable	(1,400)	1,846
Accrued liabilities	(4,996)	(6,533)
Other liabilities	1,108	(3,862)

Net cash provided by operating activities	$735	$63,065

Cash flows used in investing activities:
Capital expenditures for property, plant and equipment	(6,380)	(2,757)
Net proceeds from the sale of property, plant and equipment	305	—

Net cash used in investing activities	(6,075)	(2,757)

Cash flows provided by financing activities:
Net cash provided by financing activities	—	—

Net increase (decrease) in cash:	(5,340)	60,308
Cash and cash equivalents — beginning of year	156,126	100,183

Cash and cash equivalents — end of period	$150,786	$160,491

Supplemental disclosures of cash flow information:
Interest paid	$8,358	$8,039
Interest income received	596	2,433
Cash paid for income taxes	—	404
The accompanying notes are an integral part of the condensed consolidated financial statements.

Summary Historical Consolidated Financial Data
     The following table sets forth our summary historical consolidated financial data as of the dates and for the periods indicated. The historical consolidated statement of operations for the three and six-month periods ended June 30, 2009 and 2008, and statement of cash flow data for the six month period ended June 30, 2009 and 2008 are derived from, and are qualified in their entirety by, the historical consolidated financial statements included in our Form 10-Q for the three and six-month periods ended June 30, 2009. Historical results are not necessarily indicative of the results to be expected in the future.
     The following summary and financial data should be read together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Sterling’s consolidated financial statements and related notes appearing in our Form 10-Q for the three and six-month periods ended June 30, 2009. In the following tables (including the footnotes thereto), dollars are in thousands, except as otherwise indicated.

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Statement of Operations Data:
Revenues	$26,941	$47,837	$58,318	$86,095
Cost of goods sold	25,773	38,040	51,582	71,925

Gross profit	1,168	9,797	6,736	14,170
Selling, general and administrative expenses	3,344	3,787	7,227	6,205
Impairment of long-lived assets	—	6,649	—	6,649
Interest and debt related expenses	3,968	4,719	7,971	8,931
Interest income	(212)	(1,107)	(596)	(2,432)
Other income	(1,544)	—	(2,689)	—

Loss from continuing operations before income tax	(4,388)	(4,251)	(5,177)	(5,183)
Benefit for income taxes	(1,022)	—	(1,217)	—

Loss from continuing operations	$(3,366)	$(4,251)	$(3,960)	$(5,183)
Income (loss) from discontinued operations, net of tax of $1,043, zero, $1,912 and zero, respectively	1,928	(1,603)	3,550	(7,857)

Net loss	$(1,438)	$(5,854)	$(410)	$(13,040)

Other Financial Data:
Adjusted EBITDA(1)	$1,122	$7,855	$5,642	$11,888

(1)	Adjusted EBITDA presented in this table is a measure of our performance that is not required by, or presented in accordance with, GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.
     The following table reconciles our Adjusted EBITDA to net loss:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Statement of Operations Data:
Net loss	$(1,438)	$(5,854)	$(410)	$(13,040)
Plus:
Interest and debt related expenses	3,968	4,719	7,971	8,931
Interest income	(212)	(1,107)	(596)	(2,432)
(Income) loss from discontinued operations, net of tax	(1,928)	1,603	(3,550)	7,857
Depreciation and amortization	2,302	2,448	4,547	5,082
Unearned income amortization	(3,637)	(3,619)	(7,274)	(5,744)
Depreciation and amortization for discontinued operations	3,089	3,016	6,171	4,585
Impairment of long-lived assets	—	6,649	—	6,649

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Benefit for income taxes	(1,022)	—	(1,217)	—

Adjusted EBITDA	$1,122	$7,855	$5,642	$11,888

Statement of Operations Data:
Segment Adjusted EBITDA:
Acetic acid	$1,583	$11,072	$7,800	$16,527
Plasticizers	1,184	1,177	2,278	3,367
Other(1)	(1,645)	(4,394)	(4,436)	(8,006)

Total adjusted EBITDA	$1,122	$7,855	$5,642	$11,888

(1)	Other includes various unallocated corporate charges and credits.
NON-GAAP FINANCIAL MEASURES AND
RECONCILIATIONS
     In evaluating our business, we use Adjusted EBITDA as supplemental measures of our operating performance. We define Adjusted EBITDA as net income (loss) plus (i) depreciation and amortization, (ii) interest expense, net (iii) income tax provision, (iv) impairments and (v) discontinued operations that we do not consider reflective of our ongoing operations. Because Adjusted EBITDA facilitates comparisons of our historical financial position and operating performance on a more consistent basis, we use this measure for business planning and analysis purposes and in evaluating acquisition opportunities. In addition, we regularly evaluate our performance as compared to other companies in our industry that have different financing and capital structures and/or tax rates by using Adjusted EBITDA.
     We believe that Adjusted EBITDA allows for meaningful company-to-company performance comparisons by adjusting for factors such as interest expense, depreciation and amortization and taxes, which often vary from company to company. We also believe that Adjusted EBITDA is a useful tool for measuring our ability to meet future debt service, capital expenditures and working capital requirements.
     Adjusted EBITDA is used as supplemental financial measurements in the evaluation of our business and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity. Additionally, Adjusted EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements. Adjusted EBITDA is not defined under generally accepted accounting principles. Accordingly, you should not assume that the Adjusted EBITDA amount shown in this Current Report on Form 8-K is comparable to Adjusted EBITDA amounts disclosed by other companies.
     In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments described below, and that Adjusted EBITDA excludes expenses that we may incur in the future on a recurring basis. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by expenses that are unusual, non-routine or non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	it does not reflect our cash payments for capital expenditures;

•	it does not reflect changes in, or cash requirements for, our working capital requirements;

•	it does not reflect our significant interest expense, or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	it does not reflect tax expenses, and because the payment of taxes is a necessary part of our operations, tax expense is a necessary element of our costs and ability to operate;

•	although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect the cost or cash requirements for such replacements; and

•	other companies, including other companies in our industry, may calculate this measure differently than we do, limiting its usefulness as a comparative measure.
     Because of these limitations, Adjusted EBITDA should not be considered as a substitute for our net income as reported under GAAP, or as a measure of discretionary cash available for us to invest in the growth of our business or reduce our indebtedness. We compensate for these limitations by relying on our GAAP results in addition to Adjusted EBITDA. For more information, see our consolidated financial statements and the notes to those statements included in our Form 10-Q for the quarter ended June 30, 2009.